ALLIANCEBERNSTEIN REAL ESTATE INVESTMENT FUND, INC.

                              ARTICLES OF AMENDMENT

                              (Changing its Name to
           AllianceBernstein Global Real Estate Investment Fund, Inc.)

          AllianceBernstein Real Estate Investment Fund, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:

          SECOND: The name of the corporation (hereinafter called the Corporation) is AllianceBernstein Global Real Estate Investment Fund, Inc.

          SECOND: The amendment to the charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The charter amendment is limited to changes expressly permitted by
Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

          THIRD: This amendment to the charter of the Corporation will be effective on March 1, 2007, as permitted by Section 2-610.1 of the Maryland General Corporation Law.

          IN WITNESS WHEREOF, AllianceBernstein Real Estate Investment Fund, Inc., has caused these Articles of Amendment to be executed in its name and on its behalf by Marc O. Mayer, President of the Corporation, and witnessed by Emilie D. Wrapp, the Secretary of the Corporation, this 5th day of February, 2007. The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

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                                        ALLIANCEBERNSTEIN REAL ESTATE INVESTMENT
                                        FUND, INC.


                                        By: /s/ Marc O. Mayer
                                            -----------------
                                            Marc O. Mayer
                                            President

WITNESS:

/s/ Emilie D. Wrapp
-------------------
Emilie D. Wrapp
Secretary

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